Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement”) is entered into as of May 1, 2026 (the “Settlement Date”) by and among SPAR Group, Inc., a Delaware Corporation (“Company”), Robert G. Brown (“Brown”), and Spar Business Services, Inc., a Nevada Corporation (“SBS”). Company, Brown, and SBS are referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Brown and Company are parties to an arbitration pending in Michigan captioned Brown, Robert vs. SPAR Group, Inc., Case / Arbitration No. 5345000532 (the “Arbitration”). The claims and counterclaims asserted in the Arbitration arise out of or relate in part to that certain Change of Control, Voting and Restricted Stock Agreement dated January 28, 2022 (the “CIC Agreement”). SBS is also entering into this Agreement because it was a party to the CIC Agreement and owns Company shares that are addressed by this Agreement and Brown has elected for SBS is to receive the settlement payment described below.

WHEREAS, the Parties desire to resolve the Arbitration and certain related disputes on the terms set forth in this Agreement, including the separate CIC Side Letter attached as Exhibit C.

WHEREAS, the Parties recognize that by the execution of this Agreement, they are relinquishing their respective legal rights with respect to the aforementioned Arbitration.

THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1.    Release: Except for the obligations stated in this Agreement and its Exhibits, Brown and SBS, each do hereby release, cancel, and forever discharge the Company and its directors, officers, employees, subsidiaries, affiliates, agents, and representatives from any and all claims, complaints, causes of action, demands, damages, obligations, liabilities, losses, promises, agreements, controversies, penalties, expenses, and executions of any kind or nature whatsoever, whether known or unknown, actual or potential, whether arising in law or in equity, which each Party may have or may have had as of the date of this Agreement arising out of or relating to the acts, omissions, agreements, claims arising out of or relating to the CIC Agreement, the Arbitration, or the same underlying facts, acts, omissions, agreements, claims, or events (the "Release").

2.    Release: Except for the obligations stated in this Agreement and its Exhibits, Company hereby releases, cancels, and forever discharges both Brown and SBS and their directors, officers, employees, subsidiaries, affiliates, agents, and representatives from any and all claims, complaints, causes of action, demands, damages, obligations, liabilities, losses, promises, agreements, controversies, penalties, expenses, and executions of any kind or nature whatsoever, whether known or unknown, actual or potential, whether arising in law or in equity, which each Party may have or may have had as of the date of this Agreement arising out of or relating to the acts, omissions, agreements, claims arising out of or relating to the CIC Agreement, the Arbitration, or the same underlying facts, acts, omissions, agreements, arising out of or relating to the CIC Agreement, the Arbitration, or the same underlying facts, acts, omissions, agreements, claims, or events (the "Release").

Settlement Agreement and Release of Claims

3.    Execution of Exhibit C: The Parties acknowledge that Section 21 of the CIC Agreement provides all parties to the CIC shall execute any amendment. However, the Parties have agreed to modify certain provisions in the CIC as between themselves, and shall execute Exhibit C to modify certain provisions of the CIC as between themselves. Exhibit C shall not serve as a formal amendment under Section 21 of the CIC Agreement requiring all parties to the CIC Agreement to execute Exhibit C. On the Settlement Date, the Parties shall execute the CIC-Side Letter attached as Exhibit C.

4.    Settlement Payment: Simultaneous with the Settlement Date, Company shall pay One Hundred Thousand Dollars ($100,000.00) to SBS by wire transfer, certified funds, or such other method as SBS may reasonably direct in writing.

5.    Stock Matters:

(a) Company shall use commercially reasonable efforts to cause any restrictive legends to be removed, as promptly as reasonably practicable, from 320,000 shares of stock of the Company owned by SBS.

(b) Company shall use commercially reasonable efforts to cooperate with Brown, SBS, and their affiliates in converting shares into book-entry form and in facilitating the registration of such shares. All shares shall remain subject to Rule 144 to the extent applicable.

6.    Brown Dismissal: Simultaneously with the transmission of the Settlement payment required under Section 4 above, Brown shall file the dismissal attached as Exhibit A, dismissing with prejudice Brown’s claims in the Arbitration. The dismissal attached as Exhibit A will not be effective unless and until Company has (i) executed Exhibit C, (ii) filed the dismissal attached as Exhibit B, and (iii) paid the settlement payment required by Section 4 to SBS.

7.    Dismissal of Company Counterclaims and Claims: Simultaneously with signing of the Settlement Agreement the Company shall file, or cause to be filed, the dismissal attached as Exhibit B, dismissing with prejudice all counterclaims and claims asserted by Company against Brown in the Arbitration.

8.    Effect. This Release is intended to be a general release in the broadest form. It is understood and agreed that the Parties hereby expressly waive any and all laws and statutes, of all jurisdictions whatsoever, which may provide that a general release does not extend to claims not known or suspected to exist at the time of executing a release which if known would have materially affected the decision to give said release. It is expressly intended and agreed that this Release does, in fact, extend to such unknown and unsuspected claims related to anything which has happened to the date hereof which is covered by this Release, even if knowledge thereof would have materially affected the decision to give this Release. In addition, the Parties warrant and represent to the other that the execution and delivery of this Release does not, and with the passage of time will not, violate any obligation of the Party to any third party. Each Party further represents and warrants that it has not assigned any of its rights with respect to the Dispute [and the CIC Agreement] to any other party.

9.    No Admission; Fees and Expenses: This Agreement is a compromise of disputed claims and shall not constitute or be construed as an admission of liability, fault, or wrongdoing by any Party. Except as expressly provided in this Agreement, each Party shall bear its own fees and expenses.

Settlement Agreement and Release of Claims

10.    Confidentiality; Required Disclosure: The Parties shall keep the existence and terms of this Agreement confidential except to the extent disclosure is required by law, regulation, stock exchange rule, securities filing obligation, court order, or as reasonably necessary to implement, perform, or enforce this Agreement, or to the extent the information is known from other sources.

11.    Governing Law; Dispute Resolution: This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict-of-laws principles. Any dispute arising out of or relating to this Agreement or Exhibit C shall be resolved by binding arbitration in Michigan before the same arbitral forum handling the Arbitration, if that forum is available, and otherwise before a mutually selected arbitrator sitting in Michigan.

12.    Independent Legal Counsel: The Parties acknowledge that they have had the opportunity to consult with independent legal counsel regarding the legal effect of this Agreement and the Release and that each Party enters into this Agreement freely and voluntarily.

13.    Entire Agreement; No Third-Party Beneficiaries: This Agreement, together with Exhibits A, B, and C, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes prior discussions on that subject. No person other than Company, Brown, and SBS is an intended beneficiary of this Agreement.

14.    Construction: The headings/captions appearing in this Agreement have been inserted for the purposes of convenience and ready reference, and do not purport to and shall not be deemed to define, limit or extend the scope or intent of the provisions to which they appertain. This Agreement shall not be construed more strongly against either Party regardless of which Party is more responsible for its preparation.

15.    Counterparts; Electronic Signatures: This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Electronic signatures and electronically transmitted signature pages shall be deemed originals.

16.    Authority to Bind. By signing below the Parties represent that the signatories are authorized to execute this Agreement on behalf of themselves and/or their respective business entities and that the execution and delivery of this Agreement are the duly authorized and binding acts of their respective corporations (or other business entities).

Settlement Agreement and Release of Claims

In witness whereof, the Parties hereto have executed this Agreement on the date set forth below.

	By:	/s/ William Linnane
SPAR Group, Inc.	Name: William Linnane
Title: CEO
Date: May 1, 2026

Robert G. Brown	By:	/s/ Robert G. Brown
Name: Robert G. Brown

Date: May 1, 2026
	By:	/s/ Robert G. Brown
Spar Business Services, Inc.	Name:	Robert G. Brown
Title:
Date: May 1, 2026

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